UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2023

PERIMETER SOLUTIONS, SA
(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	001-41027	98-1632942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)
12E rue Guillaume Kroll, L-1882 Luxembourg
Grand Duchy of Luxembourg
352 2668 62-1
(Address of principal executive offices, including zip code)
(314) 396-7343
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $1.00 per share	PRM	New York Stock Exchange
Warrants for Ordinary Shares	PRMFF	OTC Markets Group Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.
The information provided in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.
Item 8.01 Other Events.
On February 15, 2023, pursuant to the previously disclosed advisory services agreement dated December 12, 2019 (the “Advisory Services Agreement”) between EverArc Founders LLC (the “EverArc Founder Entity”) and Perimeter Solutions, SA (the “Company”), as successor to EverArc Holdings Limited (“EverArc”), the Company settled the fixed annual advisory amount payable to the EverArc Founder Entity pursuant to the Advisory Services Agreement. The Advisory Services Agreement was assumed by the Company in connection with the consummation of the business combination among the Company, EverArc and EverArc (BVI) Merger Sub Limited on November 9, 2021 (the “Business Combination”). The EverArc Founder Entity provides services to the Company, including strategic and capital allocation advice, and is owned and operated by William N. Thorndike, Jr., W. Nicholas Howley, Tracy Britt Cool, Vivek Raj and Haitham Khouri (collectively, the “EverArc Parties”), each of whom serves as a director of the Company.
As previously disclosed, effective as of the consummation of the Business Combination and continuing through December 31, 2031, the EverArc Founder Entity is entitled to a fixed annual advisory amount equal to 2,357,061 ordinary shares of the Company (the “Ordinary Shares”). The value of the Ordinary Shares earned by the EverArc Founder Entity with respect to the year ended December 31, 2022 is approximately $20.9 million (based on the volume weighted average share price of $8.86 per Ordinary Share over the last ten trading days of 2022) (the “2022 Fixed Advisory Amount”).
Pursuant to the Advisory Services Agreement, the 2022 Fixed Advisory Amount will be settled in Ordinary Shares or partly in cash, at the election of the EverArc Founder Entity provided that at least 50% of the 2022 Fixed Advisory Amount is settled in Ordinary Shares. The EverArc Founder Entity elected to receive approximately 77.7% of the 2022 Fixed Advisory Amount in Ordinary Shares (1,831,653 Ordinary Shares, the “Advisory Shares”) and 22.3% of the 2022 Fixed Advisory Amount in cash of approximately ($4.7 million), both of which were settled on February 15, 2023. After giving effect to the issuance of the Advisory Shares, the Company has 158,629,459 Ordinary Shares outstanding.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perimeter Solutions, SA

Date: February 22, 2023	By:	/s/ Edward Goldberg
Edward Goldberg
Chief Executive Officer